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                                                                     EXHIBIT 8.2

          [FORM OF OPINION OF WACHTELL, LIPTON, ROSEN & KATZ REGARDING
                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES]

                                         , 2002



AT&T Corp.
295 North Maple Avenue
Basking Ridge, NJ 07920

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of AT&T Comcast Corp., a Pennsylvania corporation ("AT&T Comcast"), including the proxy statements of AT&T Corp., a New York corporation ("AT&T"), and Comcast Corporation, a Pennsylvania Corporation ("Comcast"), forming part thereof, relating to the proposed Mergers, as defined and described in the Agreement and Plan of Merger, dated as of December 19, 2001, among AT&T, AT&T Broadband Corp., a Delaware corporation and a wholly-owned subsidiary of AT&T, Comcast, AT&T Comcast, AT&T Broadband Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AT&T Comcast, and Comcast Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of AT&T Comcast.

          We have participated in the preparation of the discussion set forth in the sections entitled "CHAPTER TWO THE AT&T COMCAST TRANSACTION -- Material Federal Income Tax Consequences" and "CHAPTER TEN AT&T CONSUMER SERVICES GROUP TRACKING STOCK -- THE CONSUMER SERVICES CHARTER AMENDMENT PROPOSAL -- Material Federal Income Tax Consequences" in the Registration Statement. In our opinion, such discussions, insofar as they relate to the United States federal income tax consequences of the Merger, are accurate in all material respects.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,